EXHIBIT 99.1

[GRAPHIC OF LBI]

LBI Media Reports First Quarter 2003 Results

First Quarter Net Revenues Increase 10%

Burbank, CA – May 12, 2003 – LBI Media, Inc. announced its financial results today for the first quarter ended March 31, 2003.

Results for the Quarter Ended March 31, 2003

For the quarter ended March 31, 2003, net revenues increased 10% to $16.5 million from $15.0 million for the same quarter last year. For the same period, operating expenses (excluding depreciation and non-cash employee compensation) increased to $9.0 million from $6.8 million. As a result, first quarter 2003 Adjusted EBITDA1 decreased to $7.5 million from $8.2 million for the corresponding 2002 period. However, excluding approximately $0.7 million in one time non-recurring local marketing agreement payments (“LMAs”) relating to the acquisition of selected assets and a timing difference in the expense of $0.2 million in professional service fees, Adjusted EBITDA increased 2% to $8.4 million for the first quarter of 2003.

The Company reported net income of $1.0 million for the quarter compared to a net loss of $7.2 million for the same period of 2002. This change was primarily due to the Company’s adoption of SFAS 142 in the first quarter of 2002, which resulted in an $8.1 million non-cash charge to reduce the carrying value of certain broadcast licenses.

Radio division net revenue increased 14% to $8.8 million from $7.7 million for the same quarter last year. Radio division Adjusted EBITDA decreased to $3.9 million from $4.5 million for the first quarter of 2002. However, excluding the $0.7 million local marketing agreement payments relating to the asset acquisitions pending in the first quarter of 2003 and $0.1 million for the timing difference in professional service fees, radio division Adjusted EBITDA increased 4% to $4.7 million for the quarter.

Television division net revenue increased 6% to $7.7 million from $7.3 million for the same quarter last year. Excluding the performance of the Company’s television production facility, net revenue increased by 11%. Television division Adjusted EBITDA decreased to $3.6 million from $3.7 million for the same quarter last year. However, excluding the $0.1 million timing difference in professional service fees, Adjusted EBITDA remained flat at $3.7 million.

Commenting on the Company’s results, Brett Zane, Chief Financial Officer, said, “We have continued to demonstrate our ability to execute our business plan despite adverse market conditions. Our 10% net revenue growth far exceeded the broadcast industry’s reported 2% average revenue growth for the first quarter of fiscal 20032. In addition, we shifted our television programming strategy during the first quarter of fiscal 2003 by eliminating our Asian-brokered

1Adjusted EBITDA is defined as operating income plus depreciation and noncash employee compensation. Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. We use this financial measure because management believes it is useful for all investors and users of our financial statements in understanding our cash flows. In addition, we believe that Adjusted EBITDA is useful because it is generally recognized by the broadcasting industry as a measure of liquidity and is used by investors and analysts who report on broadcast companies. Furthermore, Adjusted EBITDA is not comparable to similarly titled measures reported by other companies. Refer to the “Results of Operations” section of this press release for a reconciliation of net income (loss) to Adjusted EBITDA.

2 Broadcast industry results as provided by an independent research analyst as of May 6, 2003.

programming and adopting a full-time Spanish language programming format. We have expanded our menu of “in-house” production to accommodate the newly added prime time programming hours. We also expanded our news coverage from two to three shows per day. We believe the revenue associated with the additional programming expenses has not reached its full potential during this transition period. Our profit margins and earnings will continue to improve as this revenue stream matures. This strategy will also enhance our operating leverage as we expand into other markets. “

Acquisitions

On April 22, 2003, the Company completed the acquisition of selected assets of KEYH-AM in the Houston, Texas market from El Dorado Communications, Inc. for an aggregate purchase price of approximately $6.1 million (including acquisition costs). The Company had been operating the station under a local marketing agreement since May 20, 2002.

On December 19, 2002, the Company entered into an agreement to purchase selected assets of radio station KMXN-FM, licensed in Garden Grove, California, for an aggregate purchase price of $35.0 million. At the same time, the Company entered into a local marketing agreement to operate the station until the purchase is completed. The Company expects to complete the acquisition in the second quarter of 2003, subject to closing conditions specified in the asset purchase agreement.

Recent Developments

On April 30, 2003, the Securities and Exchange Commission declared effective the Company’s registration statement on Form S-4 relating to an exchange offer for its senior subordinated notes. The Company is offering to exchange $150 million of its 10- 1/8% senior subordinated notes that have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding $150 million aggregate principal amount 10- 1/8% senior subordinated notes, which are subject to transfer restrictions.

First Quarter 2003 Conference Call

The Company will host a conference call to discuss its financial results for the first quarter of 2003 on Monday, May 12, 2003 at 5:00 PM Eastern Daylight Time. Interested parties may participate in the conference call by dialing (800) 289-0437 five minutes prior to the scheduled start time of the call and asking for the “LBI Media First Quarter 2003 Conference Call.” The conference call will be recorded and made available for replay through Friday, May 16, 2003. Investors may listen to the replay of the call by dialing (888) 203-1112 then entering the passcode ID 709204.

About LBI Media

LBI Media is the largest privately-held, Spanish-language broadcaster in the United States. The Company owns or operates fifteen radio stations and three television stations in the Los Angeles, CA, Houston, TX and San Diego, CA markets. The Company also owns a television production facility in Burbank, CA.

Forward Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of the Company’s radio stations, television stations and studio operations. Forward-looking statements include but are not limited to information preceded by, or that include the words, “believes”, “expects”, “prospects”, “pacings”, “anticipates”, “could”, “estimates”, “forecasts” or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, the timing of announced acquisitions or station upgrades, changes in the broadcasting industry generally, and changes in interest rates. Accordingly, the Company’s actual performance and results may differ from those anticipated in the forward-looking statements. Please see LBI Media Inc.’s Registration Statement on Form S-4 (File No. 333-100330) for information about these and other risks that may affect the Company. The forward-looking statements in this press release express our goals and expectations as of the date of this press release. The Company undertakes no obligation to update or revise the information contained herein because of new information, future events or otherwise.

Results of Operations:

LBI MEDIA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands)

	Three Months Ended March 31,
	2003	2002
	(unaudited)
Gross broadcasting revenues	$18,685	$16,765
Less agency commissions	2,232	1,791

Net revenues	16,453	14,974
Operating expenses:
Program and technical	2,911	2,225
Promotional	248	299
Selling, general and administrative	5,802	4,238
Noncash employee compensation	683	1,760
Depreciation	794	725

Total operating expenses	10,438	9,247

Operating income	6,015	5,727
Interest expense	(4,980)	(4,862)
Interest and other income	23	74

Income before income taxes and cumulative effect of accounting change	1,058	939
Provision for income taxes	20	10

Income before cumulative effect of accounting change	1,038	929
Cumulative effect of accounting change	—	(8,106)

Net income (loss)	$1,038	$(7,177)

Adjusted EBITDA	$7,492	$8,212

The following is a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended March 31,
	2003	2002
Net income (loss)	$1,038	$(7,177)
Cumulative effect of accounting change	—	8,106
Provision for income taxes	20	10
Interest and other income	(23)	(74)
Interest expense	4,980	4,862

Operating income	6,015	5,727
Depreciation	794	725
Noncash employee compensation	683	1,760

Adjusted EBITDA	$7,492	$8,212